Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2022

Fourth Quarter 2022 Highlights:

•
Net income was $149.8 million. Net cash provided by operating activities was $222.6 million.
•
Net income attributable to Hess Midstream LP was $21.8 million, or $0.49 basic earnings per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $245.1 million, Distributable Cash Flow1 was $202.6 million and Adjusted Free Cash Flow1 was $144.1 million.

HOUSTON, January 25, 2023—Hess Midstream LP (NYSE: HESM) (“Hess Midstream”) today reported fourth quarter 2022 net income of $149.8 million compared with net income of $165.1 million for the fourth quarter of 2021. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $21.8 million, or $0.49 basic earnings per Class A share compared with $16.9 million, or $0.51 basic earnings per Class A share in the year-ago quarter. Hess Midstream generated Adjusted EBITDA of $245.1 million. Distributable Cash Flow (“DCF”) for the fourth quarter of 2022 was $202.6 million and Adjusted Free Cash Flow was $144.1 million.

“Despite severe weather conditions in 2022, we delivered volume growth and made targeted compression additions that increased our gas capture capability and position us well for expected volume growth in 2023 and beyond,” said John Gatling, President and Chief Operating Officer of Hess Midstream. “With stable and focused capital investments, we expect to drive increasing volumes through our systems, sustainably generating free cash flow and supporting the return of capital to our shareholders."

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP owned by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners (“GIP” and together with Hess, the “Sponsors”). We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in Hess Midstream Operations LP owned by the Sponsors.

(1) Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Revenues and other income in the fourth quarter of 2022 were $314.6 million compared with $316.3 million in the prior-year quarter. Fourth quarter 2022 revenues included $16.7 million of pass-through electricity, produced water trucking and disposal costs and certain other fees and $41.7 million of shortfall fee payments related to minimum volume commitments (“MVC”) compared with $21.3 million and $23.3 million, respectively, in the prior-year quarter. Fourth quarter 2022 revenues and other income were down $1.7 million compared to the prior-year quarter primarily due to lower gas and crude oil throughput volumes, partially offset by MVC shortfall fees and slightly higher tariff rates. Total operating costs and expenses in the fourth quarter of 2022 were $118.2 million, up from $116.4 million in the prior-year quarter. The increase was primarily attributable to depreciation expense for additional assets placed in service. Interest expense in the fourth quarter of 2022 was $40.7 million, up from $31.4 million in the prior-year quarter primarily attributable to the $400.0 million 5.50% fixed-rate senior notes issued in April 2022 and higher interest rates on the Term Loan A credit facility.

Net income for the fourth quarter of 2022 was $149.8 million, or $0.49 basic earnings per Class A share, after deduction for noncontrolling interests, compared with $0.51 basic earnings per Class A share in the year-ago quarter. While net income attributable to Hess Midstream increased as a result of a unit repurchase transaction completed earlier in 2022, the earnings per share declined slightly from the year-ago quarter based on a higher number of Class A shares following a secondary equity offering also completed earlier in 2022. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of our organizational structure. Net cash provided by operating activities for the fourth quarter of 2022 was $222.6 million.

Adjusted EBITDA for the fourth quarter of 2022 was $245.1 million. Relative to distributions, DCF for the fourth quarter of 2022 of $202.6 million resulted in an approximately 1.5x distribution coverage ratio. Adjusted Free Cash Flow for the fourth quarter of 2022 was $144.1 million.

Full year 2022 net income was approximately $620.6 million, full year Adjusted EBITDA was approximately $982.9 million, and full year Adjusted Free Cash Flow of $610.6 million exceeded declared distributions of $536.6 million. At 2022 year-end, debt was approximately $2.9 billion, representing leverage of approximately 3.0x.

Hess Midstream plans to issue 2023 guidance in a separate release on January 25, 2023.

Operational Highlights

Throughput volumes in the fourth quarter of 2022 compared with the fourth quarter of 2021 decreased 12% for crude oil gathering and 11% for terminaling primarily due to the impact of severe winter weather in December. Throughput volumes decreased 5% for gas processing and 5% for gas gathering in the fourth quarter of 2022 compared with the fourth quarter of 2021 primarily due to deferred maintenance that was incurred in November and the impact of severe winter weather in December. Water gathering volumes increased 7% reflecting continued steady organic growth of our water handling business.

Capital Expenditures

Capital expenditures for the fourth quarter of 2022 totaled $62.4 million, including $58.5 million of expansion capital expenditures and $3.9 million of maintenance capital expenditures, and were primarily attributable to continued expansion of our gas compression capacity. Capital expenditures in the prior-year quarter were $54.4 million, including $52.2 million of expansion capital expenditures and $2.2 million of maintenance capital expenditures, and were also primarily attributable to expansion of our gas compression capacity.

Quarterly Cash Distributions

On January 23, 2023, our general partner’s board of directors declared a quarterly cash distribution of $0.5696 per Class A share for the fourth quarter of 2022, an approximate increase of 1.2% over the distribution for the prior quarter, consistent with Hess Midstream's targeted 5% growth in annual distributions per Class A share. The distribution is expected to be paid on February 13, 2023 to shareholders of record as of the close of business on February 2, 2023.

Investor Webcast

Hess Midstream will review fourth quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. For details about the event, refer to the Investor Relations sections of our website at www.hessmidstream.com.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash and non‑recurring items, if applicable. “Distributable Cash Flow” or “DCF” is defined as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. We define “Adjusted Free Cash Flow” as DCF less expansion capital expenditures and ongoing contributions to equity investments. We define "Gross Adjusted EBITDA Margin" as the ratio of Adjusted EBITDA to total revenues, less pass-through revenues. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, DCF, Adjusted Free Cash Flow and Gross Adjusted EBITDA Margin to reported net income (GAAP) and net cash provided by operating activities (GAAP), are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow to projected net cash provided by operating activities without unreasonable effort.

	Fourth Quarter
	(unaudited)
	2022		2021

(in millions, except ratio and per-share data)
Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income:
Net income	$149.8		$165.1
Plus:
Depreciation expense	46.4		43.5
Proportional share of equity affiliates' depreciation	1.2		1.2
Interest expense, net	40.7		31.4
Income tax expense (benefit)	7.0		5.4
Adjusted EBITDA	245.1		246.6
Less:
Interest, net(1)	38.6		29.4
Maintenance capital expenditures	3.9		2.2
Distributable cash flow	$202.6		$215.0

Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$222.6		$223.5
Changes in assets and liabilities	(12.5)		(6.4)
Amortization of deferred financing costs	(2.2)		(2.0)
Proportional share of equity affiliates' depreciation	1.2		1.2
Interest expense, net	40.7		31.4
Earnings from equity investments	1.1		2.0
Distribution from equity investments	(5.5)		(2.8)
Other	(0.3)		(0.3)
Adjusted EBITDA	$245.1		$246.6
Less:
Interest, net(1)	38.6		29.4
Maintenance capital expenditures	3.9		2.2
Distributable cash flow	$202.6		$215.0
Less:
Expansion capital expenditures	58.5		52.2
Adjusted free cash flow	$144.1		$162.8
Distributed cash flow	136.6		130.9
Distribution coverage ratio	1.5	x	1.6	x
Distribution per Class A share	$0.5696		$0.5167

(1) Excludes amortization of deferred financing costs.

	Fourth Quarter (Unaudited)
	2022	2021
(in millions)
Reconciliation of gross Adjusted EBITDA margin to net income:
Net income	$149.8	$165.1
Plus:
Depreciation expense	46.4	43.5
Proportional share of equity affiliates' depreciation	1.2	1.2
Interest expense, net	40.7	31.4
Income tax expense (benefit)	7.0	5.4
Adjusted EBITDA	$245.1	$246.6

Total revenues	$314.6	$316.3
Less: pass-through revenues	16.7	21.3
Revenues excluding pass-through	$297.9	$295.0
Gross Adjusted EBITDA margin	82%	84%

	Year Ended December 31,
(in millions, except ratio and per-share data)	2022		2021
	(Unaudited)
Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income:
Net income	$620.6		$617.8
Plus:
Depreciation expense	181.3		165.6
Proportional share of equity affiliates' depreciation	5.1		5.1
Interest expense, net	149.3		105.4
Income tax expense (benefit)	26.6		14.6
Adjusted EBITDA	$982.9		$908.5
Less:
Interest, net(1)	140.5		98.1
Maintenance capital expenditures	7.2		11.8
Distributable cash flow	$835.2		$798.6

Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$861.1		$795.5
Changes in assets and liabilities	(14.5)		18.0
Amortization of deferred financing costs	(8.8)		(7.3)
Proportional share of equity affiliates' depreciation	5.1		5.1
Interest expense, net	149.3		105.4
Earnings from equity investments	5.3		(17.4)
Distribution from equity investments	(13.0)		10.6
Other	(1.6)		(1.4)
Adjusted EBITDA	$982.9		$908.5
Less:
Interest, net(1)	140.5		98.1
Maintenance capital expenditures	7.2		11.8
Distributable cash flow	$835.2		$798.6
Less:
Expansion capital expenditures	224.6		171.2
Adjusted free cash flow	$610.6		$627.4
Distributed cash flow	536.6		532.5
Distribution coverage ratio	1.6	x	1.5	x
Distribution per Class A share	$2.2374		$1.9839

(1) Excludes amortization of deferred financing costs.

	Year Ended December 31,
	2022	2021
	(Unaudited)
(in millions)
Reconciliation of gross Adjusted EBITDA margin to net income:
Net income	$620.6	$617.8
Plus:
Depreciation expense	181.3	165.6
Proportional share of equity affiliates' depreciation	5.1	5.1
Interest expense, net	149.3	105.4
Income tax expense (benefit)	26.6	14.6
Adjusted EBITDA	$982.9	$908.5

Total revenues	$1,275.2	$1,203.8
Less: pass-through revenues	81.4	87.4
Revenues excluding pass-through	$1,193.8	$1,116.4
Gross Adjusted EBITDA margin	82%	81%

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; and future economic and market conditions in the oil and gas industry.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Hess in excess of our MVCs and relative to Hess' nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the business of our suppliers, customers, business partners and lenders; the direct and indirect effects of an epidemic or outbreak of an infectious disease, such as COVID-19 and its variants, on our business and those of our business partners, suppliers and customers, including Hess; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2022	2021	2022
Statement of operations
Revenues
Affiliate services	$313.9	$316.3	$334.2
Other income	0.7	-	0.6
Total revenues	314.6	316.3	334.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	65.7	66.8	79.6
Depreciation expense	46.4	43.5	45.5
General and administrative expenses	6.1	6.1	5.7
Total operating costs and expenses	118.2	116.4	130.8
Income from operations	196.4	199.9	204.0
Income from equity investments	1.1	2.0	2.8
Interest expense, net	40.7	31.4	39.9
Income before income tax expense (benefit)	156.8	170.5	166.9
Income tax expense (benefit)	7.0	5.4	7.5
Net income	$149.8	$165.1	$159.4
Less: Net income attributable to noncontrolling interest	128.0	148.2	136.2
Net income attributable to Hess Midstream LP	$21.8	$16.9	$23.2

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.49	$0.51	$0.53
Diluted	$0.49	$0.51	$0.53
Weighted average Class A shares outstanding
Basic	44.0	33.0	44.0
Diluted	44.1	33.1	44.1

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2022	2021
Statement of operations
Revenues
Affiliate services	$1,273.2	$1,203.8
Other income	2.0	-
Total revenues	1,275.2	1,203.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	279.6	288.3
Depreciation expense	181.3	165.6
General and administrative expenses	23.1	22.7
Total operating costs and expenses	484.0	476.6
Income from operations	791.2	727.2
Income from equity investments	5.3	10.6
Interest expense, net	149.3	105.4
Income before income tax expense (benefit)	647.2	632.4
Income tax expense (benefit)	26.6	14.6
Net income	$620.6	$617.8
Less: Net income attributable to noncontrolling interest	536.7	571.4
Net income attributable to Hess Midstream LP	$83.9	$46.4

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$2.03	$1.81
Diluted:	$2.01	$1.76
Weighted average Class A shares outstanding
Basic	41.3	25.6
Diluted	41.4	25.7

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2022
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$166.1	$118.8	$29.0	$-	$313.9
Other income	-	-	0.7	-	0.7
Total revenues	166.1	118.8	29.7	-	314.6
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	42.5	18.4	4.8	-	65.7
Depreciation expense	28.0	14.4	4.0	-	46.4
General and administrative expenses	2.8	1.3	0.3	1.7	6.1
Total operating costs and expenses	73.3	34.1	9.1	1.7	118.2
Income (loss) from operations	92.8	84.7	20.6	(1.7)	196.4
Income from equity investments	-	1.1	-	-	1.1
Interest expense, net	-	-	-	40.7	40.7
Income before income tax expense (benefit)	92.8	85.8	20.6	(42.4)	156.8
Income tax expense (benefit)	-	-	-	7.0	7.0
Net income (loss)	92.8	85.8	20.6	(49.4)	149.8
Less: Net income (loss) attributable to noncontrolling interest	75.9	69.8	16.9	(34.6)	128.0
Net income (loss) attributable to Hess Midstream LP	$16.9	$16.0	$3.7	$(14.8)	$21.8

	Fourth Quarter 2021
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$166.0	$115.8	$34.5	$-	$316.3
Total revenues	166.0	115.8	34.5	-	316.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	37.2	26.0	3.6	-	66.8
Depreciation expense	25.5	14.0	4.0	-	43.5
General and administrative expenses	2.2	1.5	0.2	2.2	6.1
Total operating costs and expenses	64.9	41.5	7.8	2.2	116.4
Income (loss) from operations	101.1	74.3	26.7	(2.2)	199.9
Income from equity investments	-	2.0	-	-	2.0
Interest expense, net	-	-	-	31.4	31.4
Income before income tax expense (benefit)	101.1	76.3	26.7	(33.6)	170.5
Income tax expense (benefit)	-	-	-	5.4	5.4
Net income (loss)	101.1	76.3	26.7	(39.0)	165.1
Less: Net income (loss) attributable to noncontrolling interest	88.0	66.4	23.1	(29.3)	148.2
Net income (loss) attributable to Hess Midstream LP	$13.1	$9.9	$3.6	$(9.7)	$16.9

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2022
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$182.0	$121.7	$30.5	$-	$334.2
Other income	-	-	0.6		0.6
Total revenues	182.0	121.7	31.1	-	334.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	48.9	25.1	5.6	-	79.6
Depreciation expense	26.9	14.5	4.1	-	45.5
General and administrative expenses	2.8	1.0	0.2	1.7	5.7
Total operating costs and expenses	78.6	40.6	9.9	1.7	130.8
Income (loss) from operations	103.4	81.1	21.2	(1.7)	204.0
Income from equity investments	-	2.8	-	-	2.8
Interest expense, net	-	-	-	39.9	39.9
Income before income tax expense (benefit)	103.4	83.9	21.2	(41.6)	166.9
Income tax expense (benefit)	-	-	-	7.5	7.5
Net income (loss)	103.4	83.9	21.2	(49.1)	159.4
Less: Net income (loss) attributable to noncontrolling interest	84.5	68.7	17.2	(34.2)	136.2
Net income (loss) attributable to Hess Midstream LP	$18.9	$15.2	$4.0	$(14.9)	$23.2

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2022	2021	2022

Throughput volumes
Gas gathering - Mcf of natural gas per day	328	345	370
Crude oil gathering - bopd	93	106	102
Gas processing - Mcf of natural gas per day	312	330	354
Crude terminals - bopd	101	113	110
NGL loading - blpd	9	14	11
Water gathering - blpd	77	72	83

		Year Ended December 31,
		2022	2021
Throughput volumes
Gas gathering - Mcf of natural gas per day		333	324
Crude oil gathering - bopd		96	110
Gas processing - Mcf of natural gas per day		319	305
Crude terminals - bopd		103	116
NGL loading - blpd		11	13
Water gathering - blpd		74	73